                                                                     EXHIBIT 2.1


                         UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF MASSACHUSETTS
                               (WESTERN DIVISION)

IN RE:
                                        CHAPTER 11
ARCH WIRELESS, INC., ET AL.,            CASE NO. 01-47330-HJB
                                        JOINTLY ADMINISTERED
DEBTORS.


                      DEBTORS' FIRST AMENDED JOINT PLAN OF

                              REORGANIZATION UNDER

                        CHAPTER 11 OF THE BANKRUPTCY CODE

                            DATED AS OF MARCH 8, 2002

                                TABLE OF CONTENTS

INTRODUCTION.....................................................................................................    1
ARTICLE I Rules of Interpretation, Computation of Time, Governing Law, and Defined Terms.........................    1
      A.     Rules of Interpretation, Computation of Time and Governing Law......................................    1
      B.     Defined Terms.......................................................................................    2
ARTICLE II Treatment Of Unclassified Claims......................................................................   14
      A.     Summary.............................................................................................   14
      B.     Administrative Expense Claims.......................................................................   14
      C.     Priority Tax Claims.................................................................................   14
ARTICLE III Classification And Treatment Of Classified Claims And Interests......................................   14
      A.     Classification......................................................................................   14
      B.     Treatment...........................................................................................   16
      C.     Special Provision Governing Unimpaired Claims.......................................................   19
ARTICLE IV Provisions Regarding Voting Under The Plan............................................................   19
      A.     Voting Claims.......................................................................................   19
      B.     Non-consensual Confirmation.........................................................................   19
      C.     Elimination of Vacant Classes.......................................................................   19
ARTICLE V Means For Implementation Of The Plan...................................................................   20
      A.     Corporate Status....................................................................................   20
      B.     Substantive Consolidation...........................................................................   20
      C.     New AWHI, AWCI, PNCH and PNSMR Interests............................................................   20
      D.     Vesting of Assets...................................................................................   21
      E.     Cancellation of Instruments and Securities..........................................................   21
      F.     Issuance of New Securities, Execution of Related Documents..........................................   21
      G.     Corporate Governance, Directors and Officers, and Corporate Action..................................   22
      H.     Directors and Officers..............................................................................   22
      I.     Registration Rights Agreement.......................................................................   22
      J.     Management Stock Plan...............................................................................   23
      K.     Key Employee Retention Payment......................................................................   23
ARTICLE VI Treatment Of Executory Contracts And Unexpired Leases.................................................   23
      A.     Assumption of Executory Contracts and Unexpired Leases..............................................   23
      B.     Claims Based on Rejection of Executory Contracts or Unexpired Leases................................   24
      C.     Cure of Defaults for Executory Contracts and Unexpired Leases Assumed...............................   24
      D.     Indemnification of Directors, Officers and Employees................................................   25
ARTICLE VII Provisions Governing Distributions...................................................................   25
      A.     Timing of Distribution; Disputed Claims.............................................................   25
      B.     Methods of Distribution.............................................................................   25
      C.     Undeliverable and Unclaimed Distributions...........................................................   29
      D.     Compliance with Tax Requirements....................................................................   30
      E.     Compensation and Reimbursement to Exchange Agent and Information Agent for Services Related to
             Balloting and Distributions.........................................................................   30
      F.     Setoffs.............................................................................................   30
ARTICLE VIII Procedures For Resolving Disputed Claims............................................................   30
      A.     Prosecution of Objections to Claims and Interests...................................................   30
      B.     Estimation of Claims................................................................................   30
      C.     Payments and Distributions on Disputed Claims.......................................................   31
ARTICLE IX Conditions Precedent To Confirmation And Consummation Of The Plan.....................................   31
      A.     Condition to Confirmation...........................................................................   31
      B.     Conditions to Effective Date........................................................................   31
      C.     Waiver of Conditions................................................................................   32
      D.     Effect of Failure of Conditions.....................................................................   32
      E.     Effect of Vacation of Confirmation Order............................................................   32
ARTICLE X Release, Injunction And Related Provisions.............................................................   32
      A.     Releases of D&O Releasees...........................................................................   32
      B.     Release of Lender Releasees.........................................................................   32


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

      C.     Exculpation.........................................................................................   33
      D.     Discharge of Debtors................................................................................   33
      E.     Injunction..........................................................................................   33
      F.     Term of Injunctions and Stays.......................................................................   34
      G.     Preservation of Rights of Action....................................................................   34
ARTICLE XI Retention Of Jurisdiction.............................................................................   34
      A.     Jurisdiction........................................................................................   34
ARTICLE XII Miscellaneous Provisions.............................................................................   35
      A.     Dissolution of Committee(s).........................................................................   35
      B.     Payment of Statutory Fees...........................................................................   36
      C.     Modification of Plan................................................................................   36
      D.     Revocation of Plan..................................................................................   36
      E.     Plan Controls.......................................................................................   36
      F.     Successors and Assigns..............................................................................   36
      G.     Reservation of Rights...............................................................................   36
      H.     Section 1146 Exemption..............................................................................   36
      I.     Further Assurances..................................................................................   37
      J.     Severability........................................................................................   37
      K.     Governing Law.......................................................................................   37
      L.     Service of Documents................................................................................   37
      M.     Post-Effective Date Fees and Expenses...............................................................   38
      N.     Plan Supplement.....................................................................................   38
      O.     Sections 1125 and 1126 of the Bankruptcy Code.......................................................   39
      P.     Allocation of Plan Distributions....................................................................   39
      Q.     Request for Expedited Determination of Taxes........................................................   40

                         UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF MASSACHUSETTS
                               (WESTERN DIVISION)

In re:
                                         Chapter 11
ARCH WIRELESS, INC., et al.,             Case No. 01-47330-HJB
                                         Jointly Administered
Debtors.

                      DEBTORS' FIRST AMENDED JOINT PLAN OF
                              REORGANIZATION UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE

                                  INTRODUCTION

         Pursuant to Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), Arch Wireless, Inc., Arch Wireless Communications, Inc., Arch Wireless Holdings, Inc., Paging Network, Inc., PageNet SMR Sub, Inc., Paging Network Canadian Holdings, Inc., PageNet, Inc., Paging Network Finance Corp., Paging Network of America, Inc., Paging Network of Colorado, Inc., Paging Network of Michigan, Inc., Paging Network of Northern California, Inc., Paging Network of San Francisco, Inc., Paging Network International, Inc., Arch Communications Enterprises LLC, Arch Connecticut Valley, Inc., ArchTel, Inc., MobileMedia Communications, Inc., Mobile Communications Corporation of America, Benbow Investments, Inc., and MobileMedia License Co. LLC, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, propose this joint plan of reorganization (the "Plan" or "Joint Plan"). Reference is made to the Disclosure Statement (as that term is defined in the Plan) for a discussion of the Debtors' history, businesses, assets and projections of future operations, together with a summary and analysis of the Plan and certain related matters.

         Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code, the Debtors expressly reserve their right to alter, amend or modify the Plan, one or more times, before the Effective Date.

                                   ARTICLE I

 RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND DEFINED TERMS

A.       Rules of Interpretation, Computation of Time and Governing Law.

         1. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in singular or plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan;
(e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         2. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(c) shall apply.

         3. The rights and obligations arising under the Plan shall be interpreted, governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts (without regard to the conflict of law principles thereof), the Bankruptcy Code and the Bankruptcy Rules.

B. Defined Terms

         Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

         1. "ACE" means Arch Communications Enterprises LLC.

         2. "ACV" means Arch Connecticut Valley, Inc..

         3. "Adjusted AWHI Claims" means, with respect to AWHI Unsecured Claims, on any Allowance Date: (a) the scheduled amount of Claims, unless a proof of claim was filed, in which case the proof of claim amount supersedes the scheduled amount and (b) the amount set forth in filed proofs of claim or, if no amount is listed in such proof of claim and the claim is listed as contingent, disputed or unliquidated, then the amount estimated by the Reorganized Debtors in their sole and absolute discretion; provided, however, that with respect to
(a) and (b) herein, if the Court enters a Final Order estimating the amount of a Claim, then for purposes of determining "Adjusted AWHI Claims," such ordered amount supersedes the scheduled amount of such Claim and the amount listed in the Filed proof of claim, if any.

         4. "Administrative Agent" means one or more lenders performing the function of "Administrative Agent" under the Credit Agreement.

         5. "Administrative Expense Claim" means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Estates, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Sections 328, 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the Estates under Section 1930 of chapter 123 of title 28 of the United States Code.

         6. "Agent Bank" means the lender performing the functions of "Administrative Agent," "Co-Syndication Agent," "Documentation Agent," "Managing Agent," or "Co-Agent" under the Credit Agreement or otherwise designated as an agent for the lenders under the Credit Agreement.

         7. "Agent Bank Charges" means any lien, right or other priority in payment or right to indemnification or reimbursement to which an Agent Bank is entitled, pursuant to the Credit Agreement, against distributions to be made to Holders of Allowed Claims under the Credit Agreement, including such liens, rights or priorities in payment with respect to an Agent Bank's out-of-pocket costs and expenses for attorneys, financial advisors and other professionals that are incurred or authorized by an Agent Bank acting in such capacity.

         8. "Allowance Date" means the date that is twenty days before the Initial Payment Date, and twenty days before each subsequent Payment Date.

         9. "Allowed" means with respect to any Claim: (a) a Claim that has been listed by the Debtors in their Schedules as other than disputed, contingent or unliquidated and as to which the Debtors or other parties in interest have not Filed an objection by the Objection Deadline; (b) a Claim that has been timely Filed on or before any applicable Bar Date set by the Bankruptcy Court and either is not a Disputed Claim or has been allowed by Final Order; (c) a Claim that is approved by the Bankruptcy Court in any stipulation or agreement with the Debtors with regard to the amount and nature of the Claim executed or agreed to by the Debtors or the Reorganized Debtors; or (d) any Claim that is allowed pursuant to the terms of the Plan. The term "Allowed," when used to modify a reference in the Plan to any Claim or Class of Claims means a Claim (or any Claim in any such Class) that is so allowed. "Allowed" means with respect to any Interest, an Interest that is listed in the respective transfer books and records for the Debtors as of the applicable Voting Record Date. The term "Allowed," when used to modify a reference in the Plan to any Interest or Class of Interests means an Interest (or any Interest in any such Class) that is so allowed. Claims which are allowed solely for purposes of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed" hereunder for any other purpose, unless otherwise specified herein or by order of the Bankruptcy Court. "Allowed Administrative Expense Claim" or "Allowed Claim" shall not for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Petition Date.

         10. "Ancillary Credit Agreement Documents" means all security agreements, pledge agreements, guaranties and other agreements issued or delivered by any of the Debtors in connection with the Credit Agreement.

         11. "Avoidance Action" means any avoidance or recovery action under Sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy
Code.

         12. "Avoidance Action Proceeds" means all Cash proceeds, and any interest or dividends thereon, of Avoidance Actions of AWHI and the Consolidated AWHI Entities, less the reasonably expected fees and expenses of the Reorganized Debtors in pursuing and collecting the Avoidance Actions and distributing the Avoidance Action Proceeds as provided in this Plan.

         13. "Avoidance Action Proceeds Holdback" means, as of any Allowance Date, the Avoidance Action Proceeds as of such Allowance Date multiplied by a fraction, the numerator of which is the aggregate amount of Adjusted AWHI Claims as of such Allowance Date less Allowed AWHI Unsecured Claims as of such Allowance Date and the denominator of which is the aggregate amount of Adjusted AWHI Claims as of such Allowance Date.

         14. "ATI" means ArchTel, Inc.

         15. "AWCI" means Arch Wireless Communications, Inc.

         16. "AWCI Stock Interests" means the Interests in AWCI.

         17. "AWCI Unsecured Claims" means Unsecured Claims for which AWCI or its assets are liable, including without limitation, the USAM Unsecured Note Claims, the Bank Unsecured Claims and the Senior Note Claims.

         18. "AWHI" means Arch Wireless Holdings, Inc.

         19. "AWHI Consolidated Subsidiary Stock" means the Subsidiary Stock in PNI, PI, PNFC, PNA, PNC, PNM, PNNC, PNSF, PNII, ACE, ACV, MMCI, ATI, MCCA, BII and MMLC.

         20. "AWHI Group" see "Consolidated AWHI Entities."

         21. "AWHI Stock Interests" means the Interests in AWHI.

         22. "AWHI Unsecured Claims" means Unsecured Claims for which any of AWHI or any of the Consolidated AWHI Entities or their assets are liable, including, without limitation, the Bank Unsecured Claims and the USAM Unsecured Note Claims.

         23. "AWI" means Arch Wireless, Inc.

         24. "AWI Series C Preferred Stock" means the Series C Convertible Preferred Stock, par value $.01 per share, of AWI issued and outstanding immediately prior to the Confirmation Date, together with any rights under the Shareholder Rights Agreement associated with the Old Common Stock issuable with respect to the Series C Convertible Preferred Stock, par value $.01 per share, of AWI.

         25. "AWI Series F Preferred Stock" means the Series F Cumulative Redeemable Preferred Stock, par value $.01 per share, of AWI issued and outstanding immediately prior to the Confirmation Date, together with any rights under the Shareholder Rights Agreement associated with the Old Common Stock issuable with respect to the Series F Cumulative Redeemable Preferred Stock, par value $.01 per share, of AWI.

         26. "AWI Unsecured Claims" means unsecured claims for which AWI or its assets are liable, including without limitation, the Bank Unsecured Claims, the Discount Note Claims, and the Convertible Debenture Claims.

         27. "Ballots" means the ballots and/or master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Interests shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

         28. "Bank Claims" means all Claims under, with respect to, on account of or arising from or in connection with (a) the Credit Agreement and the Ancillary Credit Agreement Documents including, without limitation, interest, at the default rate through the Petition Date, fees and expenses and (b) Interest Rate Swap Agreements.

         29. "Bank Notes" means the promissory notes of AWHI issued pursuant to the Credit Agreement.

         30. "Bank Secured Claims" means all Bank Claims which constitute Secured Claims.

         31. "Bank Unsecured Claims" means Bank Claims, less the Bank Secured Claims.

         32. "Bankruptcy Code" means Title 11 of the United States Code 11 U.S.C. Section 101 et seq., as now in effect or hereafter amended.

         33. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Massachusetts, Western Division having jurisdiction over the Chapter 11 Cases and to the extent of any reference under Section 157 of Title 28 of the United States Code, the unit of such District Court under Section 151 of Title 28 of the United States Code.

         34. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure promulgated pursuant to Section 2075 of Title 28 of the United States Code and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

         35. "Banks" means collectively, the agents and lenders that are from time to time parties to the Credit Agreement and counterparties to the Interest Rate Swap Agreements.

         36. "Bar Date" means the deadline established by an Order of the Bankruptcy Court for the filing of proofs of claim or interest.

         37. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Interest.

         38. "BII" means Benbow Investments, Inc.

         39. "Business Day" means any day, other than a Saturday, Sunday, "legal holiday" as such term is defined in Bankruptcy Rule 9006(a) or any other day on which commercial banks in Worcester, Massachusetts are authorized to be closed.

         40. "Canadian Bank Secured Claims" means the claims arising under or related to the Guaranties and the Deposit Agreements, each dated as of April 18, 1997.

         41. "Cash" means legal tender of the United States of America.

         42. "Cash Collateral Stipulation" means the Stipulation and Final Order Authorizing and Restricting Use of Cash Collateral and Granting Adequate Protection Pursuant to Sections 361, 363, 364, 506 and 552 of the Bankruptcy Code among the Debtors, the Holders of the Bank Secured Claims and the Indenture Trustees under the USAM Indentures authorizing the Debtors to use cash collateral on the terms provided for therein.

         43. "Cash Distribution" means the amount of Debtors' available cash balances as of the Effective Date less the sum of (i) an amount equal to $45 million less the amount available to be borrowed under the Exit Facility, if any, on the Effective Date, (ii) Administrative Expense Claims reasonably expected to be payable for services provided and fees earned through the Effective Date, and (iii) the remaining costs for closing the transactions contemplated by the Plan, subject to the reasonable approval of the Administrative Agent.

         44. "Causes of Action" means any and all actions, suits, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, setoff or recoupment rights, trespasses, damages or judgments based on any act or omission or other event occurring prior to the Effective Date.

         45. "CEO" means the Chief Executive Officer of AWHI, C. Edward Baker,
Jr.

         46. "Chapter 11 Cases" means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

         47. "Claim" means a "claim", as defined in Section 101(5) of the Bankruptcy Code, and as supplemented by Section 102(2) of the Bankruptcy Code, against one or more of the Debtors or property of one or more of the Debtors, whether or not asserted, whether known or unknown, contingent or non-contingent, whether arising before, on or after the Petition Date.

         48. "Claim Holder" or "Claimant" means the Holder of a Claim.

         49. "Class" means a class of Holders of Claims or Interests as set forth in Article III of the Plan.

         50. "Collateral Agent" means the Collateral Agent for the benefit of the holders of the Bank Secured Claims under the Security and Intercreditor Agreement.

         51. "Committee" means the Official Committee of Unsecured Creditors appointed in the Debtors' Chapter 11 Cases by the United States Trustee for the District of Massachusetts.

         52. "Compensation and Benefit Plans" means all employment policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees (other than policies, programs and plans with respect to "retiree benefits," as that term is defined in Section 1114(a) of the Bankruptcy Code) and non-employee directors, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance.

         53. "Confirmation" means the entry of the Confirmation Order by the Bankruptcy Court.

         54. "Confirmation Date" means the date on which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of the Bankruptcy Rules 5003 and 9021.

         55. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code, which order shall be in form and substance satisfactory to the Debtors and the Steering Committee.

         56. "Consolidated AWHI Entities" or "AWHI Group" means ACV, ACE, PNI, ATI, BII, MMCI, MCCA, MMLC, PNII, PNFC, PNSF, PNNC, PNM, PNC, PI and PNA.

         57. "Consummation" means the occurrence of the Effective Date.

         58. "Convertible Debenture Claims" means all claims under, with respect to, on account of or arising from or in connection with the Convertible Debentures and the Convertible Debenture Indenture.

         59. "Convertible Debentures" means AWI's 6 3/4% Convertible Subordinated Debentures due 2003 issued pursuant to the Convertible Debenture Indenture.

         60. "Convertible Debenture Indenture" means the Indenture dated December 1, 1993 between AWI and The Bank of New York, as trustee, pursuant to which the Convertible Debentures are issued.

         61. "Credit Agreement" means that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2000, among AWHI, the Agent Banks, and the lenders designated therein, together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, as each has been amended or modified from time to time through the Petition Date.

         62. "Creditor" means any Holder of a Claim.

         63. "D&O Releasees" means all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Debtors and their subsidiaries who served in such capacity on or after the Petition Date, in each case in their respective capacity as such.

         64. "Debtors" means, collectively, all of the entities whose Chapter 11 Cases are jointly administered under Case No. 01-47330-HJB.

         65. "Debtors-in-Possession" mean the Debtors, as debtors-in-possession in the Chapter 11 Cases.

         66. "Delaware General Corporation Law" means Title 8 of the Delaware Code, as now in effect or hereafter amended.

         67. "DIP Facility" means the Secured Super-Priority Debtor in Possession Revolving Credit and Security Agreement, dated as of December 6, 2001, as it may be amended.

         68. "DIP Lenders" means each of the lenders party to the DIP Facility.

         69. "Disclosure Statement" means the Disclosure Statement relating to the Plan including, without limitation, all exhibits and Schedules thereto filed by the Debtors with the Bankruptcy Court in the form approved by the Bankruptcy Court by order dated __________, 2002, as thereafter amended, supplemented or modified in accordance with applicable law.

         70. "Discount Notes" means AWI's 10 7/8% Senior Discount Notes due 2008 issued pursuant to the Discount Notes Indenture.

         71. "Discount Notes Claims" means all claims under, with respect to, on account of or arising from or in connection with the Discount Notes and the Discount Notes Indenture.

         72. "Discount Notes Indenture" means the Indenture dated March 12, 1996, between AWI and IBJ Schroeder Bank & Trust Company, as trustee, pursuant to which the Discount Notes are issued.

         73. "Disputed" means, with respect to any Claim or Interest, any Claim or Interest: (a) listed on the Schedules as disputed, contingent or unliquidated; or (b) as to which the Debtors or any other parties in interest have interposed a timely objection or request for estimation, or have sought to subordinate or otherwise limit recovery, in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by a Final Order. In the event that any part of a Claim or Interest is disputed, such Claim or Interest in its entirety shall be deemed to constitute a Disputed Claim for purposes of distribution under this Plan unless a Final Order has been entered allowing such Claim.

         74. "Distributable Avoidance Action Proceeds" means, as of any Allowance Date, the Avoidance Action Proceeds, less the Avoidance Action Proceeds Holdback as of such Allowance Date.

         75. "Distribution Record Date" means the close of business on the Business Day immediately preceding the Effective Date.

         76. "Effective Date" means the date selected by the Debtors which is a Business Day not less than 10 days following the Confirmation Date and not later than five (5) Business Days after the date on which all of the conditions to the Effective Date set forth in Article IX.B hereof have been satisfied or waived pursuant to Article IX.C hereof.

         77. "Estates" means the estates of the Debtors created by Section 541 of the Bankruptcy Code upon the commencement of their respective Chapter 11 Cases.

         78. "Exchange Agent" means Computershare Trust Company of New York or such other exchange agent as may be selected by the Debtors.

         79. "Exit Facility" means a new revolving credit facility, in an amount to be determined, but not to exceed $35,000,000 on terms reasonably acceptable to the Required Secured Lenders.

         80. "File" or "Filed" means file or filed with the Bankruptcy Court in the Debtors' Chapter 11 Cases.

         81. "Final Confirmation Order" means the Confirmation Order which, as of the Effective Date, has not been amended, modified, supplemented, reversed or stayed, whether or not an appeal thereof or any other proceeding seeking review is then pending.

         82. "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

         83. "Final Order" means an order of the Bankruptcy Court or any other court of competent jurisdiction, other than the Final Confirmation Order, as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

         84. "Final Payment Date" means the Payment Date immediately after the Reorganized Debtors determine, in their sole and absolute discretion, that (i) the amount of Allowed AWHI Unsecured Claims is so close to the amount of Adjusted AWHI Claims that additional distributions of Distributable Avoidance Action Proceeds would be de minimis and (ii) prosecution of additional Avoidance Actions would provide a de minimis amount of Distributable Avoidance Action Proceeds.

         85. "Financing Orders" means the (i) Stipulation and Final Order Authorizing and Restricting Use of Cash Collateral and Granting Adequate Protection Pursuant to Sections 361, 363, 364, 506, and 552 of the Bankruptcy Code and (ii) Final Order Authorizing Debtors in Possession to Enter into Postpetition Financing Agreement and Obtain Postpetition Financing Pursuant to
Section 363 and 364 of the Bankruptcy Code and Providing Adequate Protection and Granting Liens, Security interests and Superpriority Claims, each as entered by the Bankruptcy Court on January 10, 2002.

         86. "Governmental Unit" means "governmental unit" as defined in Section 101(27) of the Bankruptcy Code.

         87. "Holder" means a Person holding an Interest or Claim, and with respect to a vote on the Plan, means the Beneficial Holder as of the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Ballot has been completed and executed in accordance with the Voting Instructions.

         88. "Impaired Claim" means a Claim classified in an Impaired Class.

         89. "Impaired Class" means each of those Classes of Claims identified as "impaired" in Article III hereof.

         90. "Impaired Interests" means each of the Classes of Interests identified as "impaired" in Article III hereof.

         91. "Indenture Trustee" means the trustee(s) under the Old Notes Indentures.

         92. "Information Agent" means Bankruptcy Services LLC or such other information agent as may be selected by the Debtors.

         93. "Initial Payment Date" means the later to occur of (i) the first anniversary of the Effective Date and (ii) the first Business Day that is 30 days after the aggregate Distributable Avoidance Action Proceeds exceed $1,000,000.

         94. "Insider" means "insider" as defined in Section 101(31) of the Bankruptcy Code.

         95. "Inter-Company Claims" means all Claims, as of the Petition Date, by a Debtor or an affiliate of a Debtor against another Debtor, resulting from inter-company transactions recorded on the respective Debtor's books and records.

         96. "Interest" means any equity interest in AWI or any other Debtor, including, but not limited to, all issued, unissued, authorized or outstanding shares of stock, together with any warrants, options or rights to purchase or acquire such interests at any time.

         97. "Interest Rate Swap Agreement" means an agreement between AWHI and a Person that was a lender or an affiliate of a lender as of the date of such agreement party to the Credit Agreement providing for the hedging of AWHI's interest rate expense under the Credit Agreement.

         98. "Interest Rate Swap Agreement Claim" means a claim under, with respect to, on account of, arising from or in connection with an Interest Rate Swap Agreement.

         99. "Lender Releasees" means (i) each Holder of an Allowed Bank Claim or an Allowed USAM Note Claim and all of their respective present and former officers, directors and employees, (ii) each DIP Lender and all of their respective officers, directors and employees, (iii) the attorneys, financial advisors, accountants and agents for the Banks, DIP Lenders and USAM Noteholders, and (iv) all Persons who serve or served as members of management of any Holder of an Allowed Bank Claim, DIP Lender or USAM Noteholder.

         100. "Lockup Agreement" means that certain agreement dated as of November 26, 2001, among the Debtors, certain of the Banks and certain of the USAM Noteholders.

         101. "Management Stock" see Article V.J.

         102. "Management Stock Plan" means the agreement establishing the terms and conditions for the post-Effective Date distribution of New Common Stock to certain of the post-Effective Date employees of the Reorganized Debtors.

         103. "MCCA" means Mobile Communications Corporation of America.

         104. "MMCI" means MobileMedia Communications, Inc.

         105. "MMLC" means MobileMedia License Co. LLC.

         106. "New AWCI Common Stock" means the common stock, par value $.01 per share, of AWCI, to be issued by AWCI on the Effective Date.

         107. "New AWHI Common Stock" means the common stock, par value $.01 per share, of AWHI, to be issued by AWHI on the Effective Date.

         108. "New Common Stock" means the common stock, par value $.001 per share, of AWI to be issued by AWI on the Effective Date.

         109. "New PNCH Common Stock" means the common stock, par value $.01 per share, of PNCH, to be issued by PNCH on the Effective Date.

         110. "New PNSMR Common Stock" means the common stock, par value $.01 per share of PNSMR, to be issued by PNSMR on the Effective Date.

         111. "New Secured Notes" means the New Senior Secured Notes and the New Subordinated Secured Notes.

         112. "New Senior Secured Notes Indenture" means the Indenture of Trust to be entered into between AWHI and a financial institution to be selected by the Debtors with the consent of the Steering Committee, which consent shall not be unreasonably withheld or delayed, pursuant to which the New Senior Secured Notes will be issued and to be in substantially in the form contained in the Plan Supplement.

         113. "New Senior Secured Notes" means the senior secured notes of AWHI in the aggregate principal amount of $200,000,000 to be issued on the Effective Date by AWHI pursuant to the New Senior Secured Notes Indenture providing for the terms and conditions set forth on Schedule A hereto.

         114. "New Subordinated Secured Notes Indenture" means the Indenture of Trust to be entered into between AWHI and a financial institution to be selected by the Debtors, with the consent of the Steering Committee, which consent may not be unreasonably withheld or delayed, pursuant to which the New Subordinated Secured Notes will be issued and to be substantially in the form contained in the Plan Supplement.

         115. "New Subordinated Secured Notes" means the Subordinated Secured Notes of AWHI in the aggregate principal amount of $100,000,000 to be issued on the Effective Date by AWHI pursuant to the New Subordinated Secured Notes Indenture providing for the terms and conditions set forth on Schedule B hereto.

         116. "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan, or other nominee who is the record owner of a Claim or Interest for the benefit of a Beneficial Holder.

         117. "Objection Deadline" means the 90th day following the Effective Date or such later date as the Bankruptcy Court may permit from time to time.

         118. "Old Common Stock" means the common stock, par value $.01 per share, of AWI issued and outstanding immediately prior to the Confirmation Date, together with any rights under the Shareholder Rights Agreement associated with the common stock, par value $.01 per share, of AWI.

         119. "Old Notes" means collectively, the USAM Notes and the Senior
Notes.

         120. "Old Notes Claims" means all claims under, with respect to, on account of or arising from or in connection with the Old Notes or the Old Notes Indentures.

         121. "Old Notes Indentures" means the USAM Indentures and the Senior Notes Indentures.

         122. "Old Stock Interests" means all rights and interests with respect to, on account of, or arising from or in connection with all equity interests in AWI represented by Old Common Stock and Old Stock Options.

         123. "Old Stock Options" means each option to purchase Old Common Stock of AWI under the AWI stock plans that are outstanding immediately prior to the Confirmation Date.

         124. "Other Secured Claim" means a Secured Claim against one or more of the Debtors that is not a Bank Secured Claim or a USAM Secured Note Claim, including, without limitation, the Canadian Bank Secured Claims.

         125. "Other Unsecured Claims" means Unsecured Claims for which AWI, PNCH or PNSMR or their assets are liable.

         126. "Payment Date" means a Business Day concluding each six month period after the Initial Payment Date until the Final Payment Date on which the Distributable Avoidance Action Proceeds are equal to at least $1,000,000; provided, however, that the Reorganized Debtors, in their sole and absolute discretion, may shorten (but not lengthen) such periods following the Initial Payment Date.

         127. "Person" means a "person" as defined in Section 101(41) of the Bankruptcy Code.

         128. "Petition Date" means respectively the date on which each Debtor filed a petition for relief commencing the Chapter 11 Cases or had a petition filed against it.

         129. "PI" means PageNet, Inc.

         130. "PNA" means Paging Network of America, Inc.

         131. "PNC" means Paging Network of Colorado, Inc.

         132. "PNCH" means Paging Network Canadian Holdings, Inc.

         133. "PNCH Stock Interests" means the Interests in PNCH.

         134. "PNFC" means Paging Network Finance Corp.

         135. "PNI" means Paging Network Inc.

         136. "PNII" means Paging Network International, Inc.

         137. "PNM" means Paging Network of Michigan, Inc.

         138. "PNNC" means Paging Network of Northern California, Inc.

         139. "PNSF" means Paging Network of San Francisco, Inc.

         140. "PNSMR" means PageNet SMR Sub, Inc.

         141. "PNSMR Stock Interests" means the Interests in PNSMR.

         142. "Plan" or "Joint Plan" means the Debtors' Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with its terms, the Bankruptcy Code and the Bankruptcy Rules.

         143. "Plan Supplement" means the forms of documents specified in
Article XII.N of the Plan.

         144. "Priority Claims" means all or that portion of a Claim accorded priority in right of payment under Section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

         145. "Priority Tax Claim" means all or that portion of a Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

         146. "Professional" means a Person or Entity (a) employed pursuant to a Final Order in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328, 329, 330 or 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

         147. "Pro Rata Share" means a proportionate share, so that the ratio of the consideration distributed on account of a Claim (or Disputed Claim) or Interest in a Class to the amount of such Claim (or Disputed Claim) or Interest is the same as the ratio of the amount of consideration distributed on account of all claims or interests in such class to the amount of all Claims or Interests in such Class, including Disputed Claims.

         148. "Required Secured Lenders" means, at any time, the aggregate majority of (a) the Holders of Bank Secured Claims (in principal dollar amount) on the Steering Committee multiplied by 91.1%, plus (b) the Holders of USAM Secured Note Claims (in principal dollar amount) on the USAM Committee multiplied by 8.9%.

         149. "Registration Rights Agreement" means a registration rights agreement to be entered into between the Reorganized Debtors and those Holders of Allowed Bank Secured Claims and Allowed USAM Secured Note Claims who satisfy the requirements of Article V.I. of the Plan, which agreement shall provide for two demand and unlimited piggyback registration rights with respect to the New Common Stock and New Secured Notes to be issued to such Holders and shall be in substantially the form contained in the Plan Supplement.

         150. "Reorganized Debtors" means, collectively, the Debtors on and after the Effective Date as reorganized as provided for in the Plan or their successors.

         151. "Restated ByLaws" means the form of restated bylaws or operating agreement, as appropriate, to be adopted by each of the Reorganized Debtors on the Effective Date, substantially in the form included in the Plan Supplement.

         152. "Restated Certificates of Incorporation" means the form of restated certificates of incorporation or formation, as applicable, to be adopted by each of the Reorganized Debtors on the Effective Date, substantially in the form included in the Plan Supplement.

         153. "Schedules" means the schedules of assets and liabilities, the list of holders of interests, and the statement of financial affairs Filed by each of the Debtors under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists, and statements may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009.

         154. "Secured Claim" means (a) a Claim that is secured by a lien on property in which any Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in an Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

         155. "Secured Creditor Swing Shares" means the number of Swing Shares required to be distributed to the Holders of Bank Claims and USAM Note Claims so that the number of shares of New Common Stock issuable to Holders of Bank Claims and USAM Note Claims under the Plan shall not be less than 92% of the number of shares of New Common Stock issuable pursuant to the Plan, on a fully diluted basis.

         156. "Security and Intercreditor Agreement" means the Security and Intercreditor Agreement among Toronto Dominion Bank, the USAM Trustees and the Debtors dated as of March 23, 2000, as amended.

         157. "Senior Note Claims" means all claims under, with respect to, on account of or arising from or in connection with the Senior Notes or the Senior Notes Indentures.

         158. "Senior Notes" means AWCI's 12 3/4% Senior Notes due 2007 and 13 3/4% Senior Notes due 2008 issued pursuant to the Senior Notes Indentures.

         159. "Senior Notes Indentures" means the Indenture dated June 29, 1998 between AWCI and U.S. Bank Trust National Association, as trustee pursuant to which AWCI's 12 3/4% Senior Notes are issued, and the Indenture, dated as of April 9, 1999, between AWCI and IBJ Whitehall Bank & Trust Company, pursuant to which AWCI's 13 3/4% Senior Notes are issued.

         160. "Senior Note Trustees" means the indenture trustees under the Senior Notes Indentures.

         161. "Shareholder Rights Agreement" means that certain Rights Agreement, dated October 13, 1995, between AWI and the Bank of New York, as Rights Agent, as amended.

         162. "Steering Committee" means the steering committee consisting of certain Holders of Bank Claims who executed the Lockup Agreement. Any action or consent by the Steering Committee, means an action or consent by a majority (in principal dollar amount) of Holders of Bank Claims held by the members of the Steering Committee.

         163. "Subsidiary Stock" means the common stock of, and all equity interests in, any Debtor other than AWI, issued and outstanding immediately prior to the Effective Date.

         164. "Subsidiary Stock Interests" means all Interests held by AWI in any Debtor or by any Debtor in any other Debtor.

         165. "Surviving Consolidated AWHI Entities" means one or more of the Consolidated AWHI Entities that is not merged into another Consolidated AWHI Entity, or one or more new entities.

         166. "Swing Shares" means up to one sixth (1/6th) of the Management Stock.

         167. "Telecommunication Authorizations" means the various licenses and similar authorizations obtained by any Debtor by grant from the Federal Communications Commission ("FCC"), by acquisition from competitors or by spectrum auctions conducted by the FCC and providing rights to the Debtors to construct, own and operate radio transmission facilities utilizing the public airways including, but not limited to, local, regional and national 900 MHz licenses and nationwide NPCS licenses and any other licenses or similar authorizations (including any applicable state or local certifications or authorizations) representing or constituting the Debtor's right to provide paging service and conduct its paging business.

         168. "Tort Claims" means any Claim relating to personal injury, property damage, products liability, discrimination, employment, or any similar litigation Claim asserted against any of the Debtors.

         169. "Unimpaired Claim" means an unimpaired Claim within the meaning of
Section 1124 of the Bankruptcy Code.

         170. "Unimpaired Class" means an unimpaired Class within the meaning of
Section 1124 of the Bankruptcy Code.

         171. "Unsecured Claim" means a Claim that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim, a Bank Secured Claim, a USAM Secured Note Claim, an Other Secured Claim, or an Inter-Company Claim.

         172. "USAM Committee" means the informal committee consisting of certain Holders of USAM Note Claims which executed the Lockup Agreement. Any action or consent by the USAM Committee means an action or consent by a majority (in principal dollar amount) of Holders of USAM Note Claims held by the members of the USAM Committee.

         173. "USAM Indentures" means the Indenture dated February 1, 1994, and the Indenture dated December 15, 1994, each between AWCI and United States Trust Company of New York, as trustee, pursuant to which the USAM Notes are issued.

         174. "USAM Notes" means AWCI's 9 1/2% Senior Notes due 2004 and 14% Senior Notes due 2004 issued pursuant to the USAM Indentures.

         175. "USAM Note Claims" means all claims under, with respect to, on account of or arising from or in connection with the USAM Notes or the USAM Indentures.

         176. "USAM" Noteholders" means the Holders of the USAM Notes.

         177. "USAM Secured Note Claims" means the portion of the USAM Note Claims which constitute Secured Claims.

         178. "USAM Trustees" means the indenture trustees under the USAM Indentures.

         179. "USAM Unsecured Note Claims" means the USAM Note Claims less the USAM Secured Note Claims.

         180. "Voting Deadline" means the date provided for in the Disclosure Statement and stated in the Voting Instructions by which all Ballots must be received by the Information Agent.

         181. "Voting Instructions" means the instructions and related procedures for voting to accept or to reject the Plan, as contained in the section of the Disclosure Statement entitled "Voting Instructions and Procedures" and in the Ballots.

         182. "Voting Record Date" means the date set in the Disclosure Statement for determining Holders of Claims and Interests entitled to vote to accept or reject the Plan.

                                   ARTICLE II

                        TREATMENT OF UNCLASSIFIED CLAIMS

A.       Summary

         Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims and against the Debtors are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this Article II and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code.

B.       Administrative Expense Claims

         Subject to the provisions of Sections 328, 330(a), 331, 503, 507 and 1114 of the Bankruptcy Code, each Holder of an Allowed Administrative Expense Claim against the Debtors shall receive from the applicable Reorganized Debtor, in full satisfaction, settlement, release and discharge of such Allowed Administrative Expense Claim, the unpaid amount of such Allowed Administrative Expense Claim in Cash on the later of (i) the Effective Date or (ii) the date such Claim becomes an Allowed Administrative Expense Claim, or upon such other terms as may be agreed upon by such Holder and the Reorganized Debtors or otherwise upon order of the Bankruptcy Court; provided, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business during the Debtors' Chapter 11 Cases or otherwise assumed by the Debtors on the Effective Date pursuant to the Plan shall be paid or performed by the applicable Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

C.       Priority Tax Claims

         Each Holder of an Allowed Priority Tax Claim against the Debtors shall receive from the applicable Reorganized Debtor, in full satisfaction, settlement, release and discharge of such Allowed Priority Tax Claim, either (i) deferred cash payments over a period not to exceed six years from the date of assessment of a value as of the Effective Date equal to the Allowed amount of such claim; or (ii) such other terms as may be agreed upon by such Holder, the Debtors and the Administrative Agent. The rate of interest to be paid on Priority Tax Claims shall be agreed to by the Debtors and the Holder of the Priority Tax Claim or, failing such agreement, shall be as determined by the Bankruptcy Court.

                                  ARTICLE III

         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A.       Classification

         The categories of Claims and Interests listed below classify Claims and Interests for all purposes. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest conforms to the description of Claims in that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or interest conforms to the description of Claims in such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class. All Claims against or Interests in AWHI and any of the Consolidated AWHI Entities are classified in the Classes provided for in Arch Wireless Holdings, Inc. and Consolidated AWHI Entities.

         The classification of Claims and Interests pursuant to this Plan is as follows:

                               ARCH WIRELESS, INC.

         CLASS                                                                STATUS             VOTING RIGHTS
         ---------------------                                              ----------      -----------------------
         AWI Class 1: Priority Claims....................................   Unimpaired      deemed to accept the
                                                                                            Plan; not entitled to
                                                                                            vote
         AWI Class 2: Bank Secured Claims ...............................   Impaired        entitled to vote
         AWI Class 3: Other Secured Claims ..............................   Impaired        entitled to vote
         AWI Class 4: Unsecured Claims ..................................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote
         AWI Class 5: Inter-Company Claims ..............................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote
         AWI Class 6: Series F Preferred Stock ..........................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote
         AWI Class 7: Series C Preferred Stock ..........................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote
         AWI Class 8: Old Stock Interests ...............................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote

                       ARCH WIRELESS COMMUNICATIONS, INC.

         CLASS                                                                STATUS             VOTING RIGHTS
         ---------------------                                              ----------      -----------------------
         AWCI Class 1: Priority Claims...................................   Unimpaired      deemed to accept the
                                                                                            Plan; not entitled to
                                                                                            vote
         AWCI Class 2: Bank Secured Claims...............................   Impaired        entitled to vote
         AWCI Class 3: Other Secured Claims..............................   Impaired        entitled to vote
         AWCI Class 4:  USAM Secured Note Claims.........................   Impaired        entitled to vote
         AWCI Class 5: Unsecured Claims..................................   Impaired        entitled to vote
         AWCI Class 6: Inter-Company Claims..............................   Impaired        entitled to vote
         AWCI Class 7: AWCI Stock Interests..............................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote

                              PAGENET SMR SUB, INC.

         CLASS                                                                STATUS             VOTING RIGHTS
         ---------------------                                              ----------      -----------------------
         PNSMR Class 1: Priority Claims .................................   Unimpaired      deemed to accept the
                                                                                            Plan; not entitled to
                                                                                            vote
         PNSMR Class 2: Bank Secured Claims .............................   Impaired        entitled to vote
         PNSMR Class 3: Other Secured Claims ............................   Impaired        entitled to vote
         PNSMR Class 4: Unsecured Claims ................................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote
         PNSMR Class 5: Inter-Company Claims ............................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote

         PNSMR Class 6: PNSMR Stock Interests............................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote

                     PAGING NETWORK CANADIAN HOLDINGS, INC.

         CLASS                                                                STATUS             VOTING RIGHTS
         ---------------------                                              ----------      -----------------------
         PNCH Class 1: Priority Claims ..................................   Unimpaired      deemed to accept the
                                                                                            Plan; not entitled to
                                                                                            vote
         PNCH Class 2: Bank Secured Claims ..............................   Impaired        entitled to vote
         PNCH Class 3: Other Secured Claims .............................   Impaired        entitled to vote
         PNCH Class 4: Unsecured Claims .................................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote
         PNCH Class 5: Inter-Company Claims .............................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote
         PNCH Class 6:  PNCH Stock Interests.............................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote

           ARCH WIRELESS HOLDINGS, INC. AND CONSOLIDATED AWHI ENTITIES

         CLASS                                                                STATUS             VOTING RIGHTS
         ---------------------                                              ----------      -----------------------
         AWHI Class 1: Priority Claims ..................................   Unimpaired      deemed to accept the
                                                                                            Plan; not entitled to
                                                                                            vote
         AWHI Class 2: Bank Secured Claims ..............................   Impaired        entitled to vote
         AWHI Class 3: Other Secured Claims .............................   Impaired        entitled to vote
         AWHI Class 4: USAM Secured Note Claims .........................   Impaired        entitled to vote
         AWHI Class 5: Unsecured Claims .................................   Impaired        entitled to vote
         AWHI Class 6: Inter-Company Claims .............................   Impaired        entitled to vote
         AWHI Class 7: AWHI Stock Interests .............................   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote
         AWHI Class 8: AWHI Consolidated Subsidiary Stock Interests......   Impaired        deemed to reject the
                                                                                            Plan; not entitled to
                                                                                            vote

B.       Treatment

         1. Unimpaired Class of Claims

                  (a) Allowed Priority Claims: Unless the Holder of an Allowed Priority Claim and the Debtors agree to different treatment, each Holder of an Allowed Priority Claim in the class of Priority Claims for a Debtor shall receive from the applicable Reorganized Debtor, in full satisfaction, settlement, release and discharge of such Allowed Priority Claim, one of the following alternative treatments at the election of the applicable Debtor:

                           (i) to the extent due and owing as of the Effective Date, such Allowed Priority Claim shall be paid in full in Cash on the Effective Date; or

                           (ii) to the extent due and owing after the Effective Date, such Allowed Priority Claim shall be paid in full in Cash when and as such Claim becomes due and owing in the ordinary course of business.

Claims in all Classes of Priority Claims are unimpaired under the Plan are deemed to have accepted the Plan and, therefore, the Holders of Allowed Priority Claims are not entitled to vote to accept or reject the Plan.

         2. Impaired Classes of Claims and Interests

                  (a) Allowed Bank Secured Claims: On the Effective Date, or as soon thereafter as practical, each Holder of an Allowed Bank Secured Claim against any Debtor, shall receive a Pro Rata Share of (i) $182.2 million in principal amount of New Senior Secured Notes, (ii) $91.1 million in principal amount New Subordinated Secured Notes, (iii) 91.1% of the Cash Distribution,
(iv) 13,786,252 shares of New Common Stock, and (v) 91.1% of the Secured Creditor Swing Shares. Pursuant to the terms of the Security and Intercreditor Agreement, the New AWCI Common Stock, New PNCH Common Stock and New PNSMR Common Stock shall be issuable to the Collateral Agent and the USAM Trustees or their designee as indicated in an irrevocable written direction given by the Collateral Agent and the USAM Trustees to the Debtors in accordance with the provisions of Article V.C. of the Plan on or before the Confirmation Date. AWI Class 2, AWCI Class 2, PNCH Class 2, PNSMR Class 2 and AWHI Class 2, are impaired under the Plan and, therefore, the Holders of Allowed Bank Secured Claims are entitled to vote to accept or reject the Plan. The Bank Secured Claims are hereby Allowed in the amount of $358,436,999 plus 91.1% of (x) the Cash Distribution and (y) cash paid pursuant to the Financing Orders.

                  (b) Allowed Other Secured Claims: Unless the Holder of an Allowed Other Secured Claim and the Debtors agree to different treatment, each Holder of an Allowed Other Secured Claim in the class of Other Secured Claims for a Debtor shall receive, in full satisfaction, settlement, release and discharge of such Allowed Other Secured Claim from the applicable Reorganized Debtor, one of the following alternative treatments at the election of the applicable Debtor:

                           (i) the legal, equitable and contractual rights to which such Holder of an Allowed Other Secured Claim is entitled shall be reinstated and such Holder shall be paid by the applicable Debtor in accordance with such legal, equitable and contractual rights; or

                           (ii) the applicable Debtor shall surrender all collateral securing such Allowed Other Secured Claim to the Holder thereof, in full satisfaction, settlement, release and discharge of such Holder's Allowed Secured Claim, without representation of, warranty by or recourse against the Debtors or the Reorganized Debtors, or

                           (iii) the applicable Debtor will make deferred cash payments having a present value as of the Effective Date equal to the value of the collateral securing the Allowed Other Secured Claim and the holder of such claim shall retain its interests in the collateral.

AWI Class 3, AWCI Class 3, PNCH Class 3, PNSMR Class 3 and AWHI Class 3, are impaired under the Plan and, therefore, the Holders of Allowed Other Secured Claims are entitled to vote to accept or reject the Plan.

                  (c) Allowed USAM Secured Note Claims: On the Effective Date, each Holder of an Allowed USAM Secured Note Claim shall receive in full satisfaction, settlement, release and discharge of such Allowed Claim: a Pro Rata Share of (i) $17.8 million in principal amount of New Senior Secured Notes,
(ii) $8.9 million in principal amount of New Subordinated Secured Notes, (iii) 8.9% of the Cash Distribution, (iv) 1,346,846 shares of New Common Stock, and
(v) 8.9% of the Secured Creditor Swing Shares. Pursuant to the terms of the Security and Intercreditor Agreement, the New AWCI Common Stock, the New PNCH Common Stock and the New PNSMR Common Stock shall be issuable to the Collateral Agent and the USAM Trustees or their designee as indicated in an irrevocable written direction given by the Collateral Agent and the USAM Trustees to the Debtors in accordance with the provisions of Article V.C of the Plan on or before the Confirmation Date. AWCI Class 4, and AWHI Class 4, are impaired under the Plan and, therefore, the Holders of Allowed USAM Secured Note Claims are entitled to vote to accept or reject the Plan. The USAM Secured Note Claims are hereby Allowed in the amount of $35,017,446 plus 8.9% of (x) the Cash Distribution and (b) cash paid pursuant to the Financing Orders.

                  (d) Allowed AWHI Unsecured Claims: Each Holder of an Allowed AWHI Unsecured Claim shall receive in full satisfaction, settlement, release and discharge of such Allowed Claim, (i) on the Effective Date or as soon thereafter as practical, a Pro Rata Share of 3,600,000 shares of New Common Stock, and (ii) on the Initial Payment Date and thereafter, as provided in Article VII.B, that Holder's Pro Rata Share of the Distributable Avoidance Action Proceeds as of any Allowance Date. AWHI Class 5, is impaired under the Plan and, therefore, the Holders of Allowed AWHI Class 5 Claims are entitled to vote to accept or reject the Plan. The Bank Unsecured Claims are allowed in an amount equal to $1,200,328,512, less the amount of the Allowed Bank Secured Claims. The USAM Unsecured Note Claims are allowed in an amount equal to $243,421,875 less the amount of the Allowed USAM Secured Note Claims.

                  (e) Allowed AWCI Unsecured Claims: On the Effective Date or as soon thereafter as practical, each Holder of an Allowed AWCI Unsecured Claim shall receive in full satisfaction, settlement, release and discharge of such Allowed Claim, a Pro Rata Share of 66,902 shares of the New Common Stock. AWCI Class 4 is impaired under the Plan, and, therefore, the holders of AWCI Unsecured Claims are entitled to vote to accept or reject the Plan.

                  (f) Allowed Other Unsecured Claims: The Holders of Other Unsecured Claims will neither receive nor retain any property on account of such Claims. AWI Class 4, PNSMR Class 4 and PNCH Class 5 are impaired under the Plan, are deemed to have rejected the Plan and the Holders of Other Unsecured Claims are not entitled to vote to accept or reject the Plan.

                  (g) Inter-Company Claims: On the Effective Date all Inter-Company Claims shall be offset, contributed and/or distributed to the Applicable Debtor. AWI Class 5, AWCI Class 6, AWHI Class 6, PNSMR Class 5 and PNCH Class 5 are impaired under the Plan and, therefore, the Holders of Allowed Inter-Company Claims are entitled to vote to accept or reject the Plan.

                  (h) AWI Series F Preferred Stock Interests: On the Effective Date, all Series F Preferred Stock Interests are extinguished and the Holders thereof will neither receive nor retain any property on account of such Interests. AWI Class 6 is impaired under the Plan, is deemed to have rejected the Plan and the Holders of AWI Series F Preferred Stock Interests are not entitled to vote to accept or reject the Plan.

                  (i) AWI Series C Preferred Stock Interests: On the Effective Date, all Series C Preferred Stock Interests are extinguished and the Holders thereof will neither receive nor retain any property on account of such Interests. AWI Class 7 is impaired under the Plan, is deemed to have rejected the Plan and the Holders of AWI Series C Preferred Stock Interests are not entitled to vote to accept or reject the Plan.

                  (j) Old Stock Interests: On the Effective Date, all Old Stock Interests are extinguished and the Holders thereof will neither receive nor retain any property on account of such Interests. AWI Class 8 is impaired under the Plan, is deemed to have rejected the Plan and the Holders of Old Stock Interests are not entitled to vote to accept or reject the Plan.

                  (k) AWHI Consolidated Subsidiary Stock: As a result of the substantive consolidation of AWHI and the Consolidated AWHI Entities provided for in Article V.B of the Plan, no distribution shall be made to the Holders of AWHI Consolidated Subsidiary Stock. On the Effective Date, AWHI Consolidated Subsidiary Stock of those Consolidated AWHI Entities that will be merged into another Consolidated AWHI Entity shall be eliminated pursuant to the merger and AWHI Consolidated Subsidiary Stock for those Consolidated AWHI Entities which will retain their separate legal existence shall remain outstanding. AWHI Class 8 is impaired under the Plan, is deemed to have rejected the Plan and, therefore, the Holders of AWHI Consolidated Subsidiary Stock are not entitled to vote to accept or reject the Plan.

                  (l) AWHI Stock Interests: After the transfers contemplated by
Article V.C have been completed and immediately following the Effective Date, AWHI Stock Interests shall be contributed to the capital of AWHI. AWHI shall cancel such Interests and the Holder thereof will neither receive nor retain any property on account of such Interests. AWHI Class 7 is impaired under the Plan, is deemed to have rejected the Plan and the Holder of AWHI Subsidiary Stock is not entitled to vote to accept or reject the Plan.

                  (m) AWCI Stock Interests: After the transfers contemplated by
Article V.C have been completed and immediately following the Effective Date, the AWCI Stock Interests shall be contributed to the capital of AWCI. AWCI shall cancel such Interests and the Holder thereof will neither receive nor retain any property on account of such Interests. AWCI Class 7 is impaired under Plan, is deemed to have rejected the Plan and the Holder of AWCI Subsidiary Stock is not entitled to vote to accept or reject the Plan.

                  (n) PNSMR Stock Interests: After the transfers contemplated by
Article V.C have been completed and immediately following the Effective Date, the PNSMR Stock Interests shall be contributed to the capital of PNSMR. PNSMR shall cancel such Interests and the Holder thereof will neither receive nor retain any property on account of such Interests. PNSMR Class 6 is impaired under the Plan, is deemed to have rejected the Plan and the Holder of PNSRM Stock is not entitled to vote to accept or reject the Plan.

                  (o) PNCH Stock Interests: After the transfers contemplated by
Article V.C have been completed and immediately following the Effective Date, the PNCH Stock Interests shall be contributed to the capital of PNCH. PNCH shall cancel such Interests and the Holder thereof will neither receive nor retain any property on account of such Interests. PNCH Class 6 is impaired under the Plan, is deemed to have rejected the Plan and the Holder of PNCH Stock Interests is not entitled to vote to accept or reject the Plan.

C.       Special Provision Governing Unimpaired Claims

         Except as otherwise provided in the Plan, including as provided in
Article X hereof, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                   ARTICLE IV

                   PROVISIONS REGARDING VOTING UNDER THE PLAN

A.       Voting Claims

         Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

B.       Non-consensual Confirmation

         If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite majorities provided in Section 1126(c) of the Bankruptcy Code, the Reorganized Debtors reserve the right to amend the Plan in accordance with Article XII.C hereof or undertake to have the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims that are deemed to reject the Plan or that reject the Plan, other than the Class of Bank Secured Claims, the Debtor shall request the Bankruptcy Court to confirm the Plan under Section 1129(b) of the Bankruptcy Code.

C.       Elimination of Vacant Classes

         Any Class of Claims that does not have a Holder of Claims as of the date of commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to
Section 1129(a)(8) of the Bankruptcy Code.

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         The New Senior Secured Notes, New Subordinated Secured Notes and New Common Stock to be distributed pursuant to the Plan shall be issued pursuant to the exemption set forth in Section 1145 (a) (1) of the Bankruptcy Code and shall be freely tradable, without restriction, by such Holders except to the extent any such Holder is an underwriter as provided in Section 1145 (b) (1) of the Bankruptcy Code. New Senior Secured Notes Indenture and New Subordinated Secured Notes Indenture will be qualified under the Trust Indenture Act of 1939. The Debtors are hereby authorized to take such actions and to execute and deliver such documents as shall be necessary or convenient to effectuate the issuance of all debt and equity securities to be issued pursuant to the Plan.

A.       Corporate Status

         Except as otherwise provided in the Confirmation Order, AWI, AWCI, AWHI, PNSMR, PNCH and those Consolidated AWHI Entities as the Debtors shall elect to maintain as separate legal entities shall, as Reorganized Debtors, continue to exist after the Effective Date as separate corporate entities, each with all the powers of a corporation, as applicable, under the laws of the respective state of incorporation or formation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. On and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire or dispose of their property, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

B.       Substantive Consolidation

         Entry of the Confirmation Order shall constitute the approval, pursuant to Section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of AWHI and the Consolidated AWHI Entities for purposes of voting on, confirmation of, and distributions under the Plan; provided, however, AWHI and each of the Debtors in the AWHI Group shall retain its current legal form and the corporate structure of AWHI and the Consolidated AWHI Entities shall be the same after the Effective Date as before the Effective Date, in each case, except as otherwise provided or permitted herein. On and after the Effective Date, the Debtors may, without further approval of the Bankruptcy Court, cause any or all of the Debtors in the AWHI Group to be merged into any other Debtor in the AWHI Group, or to one or more new entities (whether or not related). On and after the Effective Date, (i) no distributions shall be made under the Plan on account of Inter-Company Claims among AWHI and the Debtors in the AWHI Group, (ii) all guaranties of AWHI and the Debtors in the AWHI Group of the obligations of AWHI or any other Debtor in the AWHI Group shall be eliminated so that any claim against AWHI or any Debtor in the AWHI Group and any guarantee thereof executed by AWHI or any other Debtor in the AWHI Group and any joint or several liability of any of AWHI or the Debtors in the AWHI Group shall be deemed to be one obligation of AWHI and the AWHI Group, and
(iii) each and every Claim filed or to be filed against AWHI and the Debtors in the AWHI Group shall be deemed filed against AWHI and the AWHI Group, and shall be deemed one Claim against and obligation of AWHI and the AWHI Group.

C.       New AWHI, AWCI, PNCH and PNSMR Interests

         On the Effective Date, AWHI shall issue 100 shares of New AWHI Common Stock to AWI, which shall constitute all of the issued and outstanding Interests in AWHI immediately following the Effective Date, for and in consideration of AWI issuing, on its behalf, the New Common Stock to creditors of AWHI and the Consolidated AWHI Entities pursuant to the Plan in partial satisfaction of obligations of AWHI and the Consolidated AWHI Entities. On the Effective Date, AWI shall contribute the New AWHI Common Stock to AWCI. On the Effective Date, AWCI shall issue 100 shares of New AWCI Common Stock to the Person designated by the Collateral Agent and the USAM Trustees pursuant to Article III.B. 2(a) and
(c), which shall constitute all of the issued and outstanding Interests in AWCI immediately following the Effective Date. On the Effective Date, PNCH shall issue 100 shares of New PNCH Common Stock to the Person designated by the Collateral Agent and the USAM Trustees in accordance with the provisions of Article III.B.2(a) and (c), which shall constitute all of the issued and outstanding Interests in PNCH immediately following the Effective Date. On the Effective Date, PNSMR shall issue 100 shares of New PNSMR Common Stock to the Person designated by the Collateral Agent and the USAM Trustees in accordance with the provisions of Article III.B.2(a) and (c), which shall constitute all of the issued and outstanding Interests in PNSMR immediately following the Effective Date.

D.       Vesting of Assets

         On the Effective Date, all property of the Estates, and any property acquired by the Debtors during the Chapter 11 Cases or the Reorganized Debtors under the Plan, shall vest in the Reorganized Debtors, free and clear of all Claims, liens, charges, or other encumbrances and Interests except as provided in the Plan and the Confirmation Order. From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property, free of restrictions imposed under the Bankruptcy Code.

E.       Cancellation of Instruments and Securities

         Subject to the provisions of Article VII.B(l) and (3) of the Plan, on the Effective Date, except to the extent provided otherwise in the Plan, the Old Notes and the Old Notes Indentures, the Discount Notes, the Discount Notes Indenture and the Convertible Debentures and the Convertible Debenture Indenture, together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, shall no longer be outstanding, shall be canceled, retired, and deemed terminated, and shall cease to exist, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code.

         Notwithstanding the foregoing, the provisions of the Old Notes Indentures governing the relationships of each of the Indenture Trustees and their respective holders of notes, including, without limitation, those provisions relating to distributions, the Indenture Trustees' rights to payment, liens on property to be distributed to holders of such notes, and the Indenture Trustees' rights of indemnity from the holders of the Old Notes, if any, shall not be affected by the Plan, Confirmation or the occurrence of the Effective Date.

         Nothing herein affects the Indenture Trustees' rights pursuant to their respective Old Notes Indentures and applicable non-bankruptcy law to assert liens on any distributions hereunder to the holders of the notes issued pursuant to such Old Notes Indentures, to secure payment of its fees and expenses. If any Indenture Trustee does not serve as disbursing agent with respect to distributions to its respective holders, then the funds distributed to any such disbursing agent shall be subject to the lien of the Indenture Trustee under its respective Old Notes Indenture.

F.       Issuance of New Securities, Execution of Related Documents

         On the Effective Date, the Reorganized Debtors shall issue or cause to be issued all securities, instruments, certificates, and other documents, including the New Common Stock and New Secured Notes, required to be issued pursuant to the Plan and such issuance is hereby authorized without further act or action under applicable law, regulation, order or rule. The total number of shares of New Common Stock to be issued under the Plan, including New Common Stock to be issued under the Management Stock Plan, shall be 20,000,000, subject to additional shares that may be required to be issued pursuant to Article VII.B.3(l) of the Plan. The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed pursuant to the terms of the Plan.

G.       Corporate Governance, Directors and Officers, and Corporate Action

         1. Certificate of Incorporation and Bylaws

         On the Effective Date, the certificates of incorporation and bylaws of each Reorganized Debtor shall be amended and restated in the form of the Restated Certificates of Incorporation and the Restated ByLaws. The Restated Certificates of Incorporation of the Reorganized Debtors will prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a) of the Bankruptcy Code without any further actions by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors. After the Effective Date, the Reorganized Debtors may amend and restate their Restated Certificates of Incorporation as provided therein or by applicable law.

H.       Directors and Officers

         1. The Reorganized Debtor.

         Subject to any requirement of Bankruptcy Court approval pursuant to
Section 1129(a)(5) of the Bankruptcy Code, on the Effective Date, (i) the initial directors of each Debtor shall be appointed by the Required Secured Lenders, and (ii) the officers of each Debtor immediately prior to the Effective Date shall be the initial officers of each Reorganized Debtor. All directors of the Debtors serving immediately prior to the Effective Date shall be deemed to have resigned as of the Effective Date. Pursuant to Section 1129(a)(5), the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any other Person proposed to serve on the initial board of directors of the Reorganized Debtors or as an initial officer of the Reorganized Debtors, and, to the extent such Person is an Insider, the nature of any compensation for such Person. The classification and composition of the board of directors shall be consistent with the respective Restated Certificates of Incorporation. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of its respective Restated Certificate of Incorporation and Restated Bylaws and certificate of formation, as applicable, of the Reorganized Debtors and the applicable corporation law of the state in which the Reorganized Debtor is organized.

         2. Corporate Action

         On the Effective Date, and as provided in the Plan, the adoption of the Restated Certificate of Incorporation and the Restated By-laws, the selection of directors and officers for the Reorganized Debtors, and all actions of the Debtors and the Reorganized Debtors contemplated by the Plan shall be deemed, without further action of any kind or nature, to be authorized and approved in all respects (subject to the provisions of the Plan and Confirmation Order). All matters provided for in the Plan involving the corporate structure of the Debtors and the Reorganized Debtors and any corporate action required by the Debtors and the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable state law and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors and the Reorganized Debtors. Notwithstanding the foregoing, on the Effective Date the appropriate officers and members of the boards of directors of the Reorganized Debtors are and shall be authorized and directed to take or cause to be taken all such actions as may be necessary or appropriate to issue, execute and deliver the agreements, documents, certificates, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors.

I.       Registration Rights Agreement

         If any Holder will be the beneficial owner (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934) of 10% or more of the New Common Stock to be issued on the Effective Date, the Reorganized Debtors shall offer to enter into a Registration Rights Agreement with any such Holders with respect to the New Common Stock and New Secured Notes to be issued to such Holders.

J.       Management Stock Plan

         On the Effective Date, the Reorganized Debtors shall adopt the Management Stock Plan which shall provide for six percent of the New Common Stock to be issued pursuant to the Plan, including the shares to be issued pursuant to the Management Stock Plan (the "Management Stock"), for issuance at a nominal price to certain members of the continuing management of the Reorganized Debtors to vest 1/3 on the first anniversary of the Effective Date, 1/3 on the second anniversary of the Effective Date and 1/3 on the third anniversary of the Effective Date subject to adjustment. The Management Stock Plan shall provide that the Secured Creditor Swing Shares shall not be issued to management. The Management Stock Plan shall be substantially in the form submitted in the Plan Supplement. Any unvested New Common Stock granted under the Management Stock Plan shall not vest if the employment of an employee entitled to such grant is terminated for any reason.

K.       Key Employee Retention Payment

         On the Effective Date, the unpaid amount of any indebtedness owed by the CEO to AWHI or AWI under a promissory note in the face amount of $412,266 shall be cancelled, paid and satisfied in exchange for services rendered by the CEO during the course of these cases. In addition, $210,000 (the "Additional Payment") will be payable to the CEO on the Effective Date in consideration for his services rendered during these cases. If the CEO terminates employment without good reason within the meaning of that term as defined in his prepetition employment contract prior to June 30, 2003, he is obligated to pay to AWHI an amount equal to 50% of the Additional Payment.

                                   ARTICLE VI

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       Assumption of Executory Contracts and Unexpired Leases

         1. Assumption and Rejection

         On and after the Effective Date, all executory contracts and unexpired leases, including, without limitation, all Compensation and Benefit Plans, to which any of the Debtors are a party shall be deemed to have been assumed by that respective Debtor in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except for those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, (3) are identified as being rejected on a Schedule C (executory contracts) and Schedule C-1 (unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules C or C-1 to delete any executory contract or an unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed by the Debtors or rejected. The Debtors shall provide notice of any amendments to Schedules C or C-1 and to the parties to the executory contracts and unexpired leases affected thereby, or (4) are rejected pursuant to the terms of the Plan. The listing of a document on Schedules C or C-1 shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

         2. Approval of Assumption or Rejection

         Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Article VI.A hereof, (ii) the extension of time, pursuant to Section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the unexpired leases through the date of entry of an order approving the assumption and assignment or rejection of such unexpired leases and (iii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the

Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Article VI.A hereof.

         3. Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusive

         Each executory contract and unexpired lease listed or to be listed on Schedules C or C-1 that relates to the use or occupancy of real estate property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed on Schedules C or C-1 and (ii) executory contracts or unexpired leases appurtenant to the premises leased pursuant to any unexpired lease listed on Schedules C or C-1, including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously has been assumed or assumed and assigned by the Debtor.

         4. Insurance Policies

         All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. Nothing contained in this Article VI.A.4 shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

         5. Retiree Benefits

         Payments, if any, due to any Person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits.

B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases

         All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Holders of such Claims who fail to File proofs of claims within such deadline(s) shall be forever barred from asserting such Claims against the Debtors, and Reorganized Debtors, including their respective Estates, unless otherwise ordered by the Bankruptcy Court or provided for in this Plan. Claims arising from the rejection of executory contracts or unexpired leases that become Allowed Claims shall be classified and treated as Unsecured Claims of the Debtor who was party to the rejected agreement.

C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

         At least twenty days prior to the Confirmation Date the Debtors shall file and serve on all parties to executory contracts and unexpired leases to be assumed as of the Effective Date, a schedule setting forth the amount of cure and compensation payments to be provided by the Reorganized Debtors in accordance with Section 365(b)(1) of the Code. Objections to any such proposed cure payment must be made by the deadline for filing objections to confirmation of the Plan, and will be determined, if necessary, at the Confirmation Hearing. A party to an assumed executory contract or unexpired lease that does not file an appropriate pleading with the Bankruptcy Court on or before the deadline set by the Bankruptcy Court for objection to the cure amount is deemed to have waived its right to dispute such amount. All unpaid cure and compensation payments under any executory contracts or unexpired leases that are assumed or assumed and assigned under the Plan (including, without limitation, Claims filed in the Cases or listed in the Schedules and Allowed by order of the Bankruptcy Court prior to the Confirmation Date that relate to executory contracts or unexpired leases that are assumed or assumed and assigned under the Plan) will be made by the Reorganized Debtors as soon as practicable after the Effective Date, but not later than thirty days after the Effective Date. In the event of a dispute regarding: (1) the existence of any default or the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the executory contract or unexpired lease to be assumed or (3) any other matter pertaining to assumption of such contracts or leases, any cure payments required by Section 365 (b) (1) of the Bankruptcy Code shall be made following the entry of a Final Order by the Bankruptcy Court resolving the dispute and otherwise approving the assumption.

D.       Indemnification of Directors, Officers and Employees

         The obligations of the Debtors to indemnify any Person serving at the Petition Date or thereafter as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the law of the state in which the Reorganized Debtor is organized, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and Section 365 of the Bankruptcy Code as of the Effective Date. Any such indemnification obligations shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. If the Reorganized Debtors purchase director and officer liability insurance for any period following the Effective Date, such policy or policies shall, include as covered claims, claims made against officers and directors that arise out of facts or circumstances for a period of six years prior to the effective date of such policy or policies on the same terms and conditions and subject to the same limitations as for claims arising out of acts or circumstances after the Effective Date.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       Timing of Distribution; Disputed Claims

         Except as otherwise provided herein or by order of the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as promptly thereafter as practicable. For purposes of calculating a Pro Rata Share, the amount of the total Allowed Claims in each Class shall be calculated as if all unresolved Disputed Claims in each Class were Allowed in the full amount thereof.

B.       Methods of Distribution

         1. Cash Distributions to Holders of Bank Secured Claims and USAM Secured Note Claims. The Cash Distribution to be made on account of Allowed Bank Secured Claims shall be made by AWHI to the Administrative Agent for delivery by the Administrative Agent to individual Holders of such Claims in accordance with the provisions of the Credit Agreement, or as otherwise agreed between the Administrative Agent and any holder of an Allowed Bank Secured Claim, subject to any Agent Bank Charges as provided in the Credit Agreement. The Cash Distribution to be made on account of USAM Secured Note Claims will be made by AWHI to the USAM Indenture Trustees on the Effective Date or the first Business Day thereafter, which will, subject to the rights of such Indenture Trustees, if any, as against holders of the USAM Secured Note Claims under the USAM Note Indenture, transmit, upon surrender by a holder of its USAM Notes, the cash to which such holder is entitled under the Plan. The reasonable fees and expenses of the USAM Trustees incurred in connection with making such distributions, unless otherwise paid thereunder, will be paid by Reorganized Debtors to the extent so required by the USAM Note

Indentures or as otherwise agreed between Reorganized Debtors and USAM Trustees, and in any case subject to required approvals of the Bankruptcy Court, if any.

         2. Distributions of the Distributable Avoidance Action Proceeds

                  (a) Distributions. On each Payment Date or on the Final Payment Date, Reorganized Debtors shall distribute to each Holder of an allowed AWHI Unsecured Claim its respective Pro Rata Share of the Distributable Avoidance Action Proceeds calculated as of the corresponding Allowance Date. Distributions for AWHI Unsecured Claims Allowed after the Initial Distribution Date will be made on the Payment Date following the first Allowance Date after such Claim is Allowed or on the Final Payment Date. Reorganized Debtors may more frequently distribute the Distributable Avoidance Action proceeds in the Reorganized Debtors' sole and absolute discretion. Distribution in accordance with this section shall continue until the Final Payment Date.

                  (b) Announcement of Final Payment Date. Reorganized Debtors shall File a statement indicating that the Final Payment Date has occurred or will occur. Such statement shall not be served on any party.

         3. Distributions of New Secured Notes and New Common Stock

                  (a) Distributions from Reorganized Debtors. All distributions provided for in the Plan of New Secured Notes and New Common Stock shall be made by the Debtors to the Exchange Agent for delivery by the Exchange Agent to individual holders of Bank Claims, USAM Note Claims and Senior Note Claims as provided in the Plan. Notwithstanding the provisions of Article V.E above regarding cancellation of the Old Notes Indentures, the distribution provisions of the Old Notes Indentures shall continue in effect to the extent necessary to authorize the Exchange Agent to receive and distribute to Holders of Allowed Old Notes Claims distributions received by the Exchange Agent pursuant to the Plan on account of Allowed Old Notes Claims and shall terminate completely upon completion of all distributions. The Reorganized Debtors shall have no liability for any act or omission of the Exchange Agent. The Exchange Agent shall serve without bond and may employ or contract with other entities to assist in or make the distributions required by the Plan.

                  (b) Distributions from the Exchange Agent. As soon as practicable after the Effective Date, the Reorganized Debtors shall cause the Exchange Agent to send a letter of transmittal to each Holder of an Allowed Bank Claim, USAM Note Claim and Senior Note Claim advising such Holder of the effectiveness of the Plan and the instructions for delivering to the Exchange Agent any USAM Notes and Senior Notes, in the case of Holders of Bank Notes and USAM Notes, in exchange for the New Senior Secured Notes, New Subordinated Secured Notes, and the New Common Stock and, in the case of Holders of Senior Notes, in exchange for New Common Stock, in each case, issuable or distributable pursuant to the Plan. Such letter of transmittal shall specify that delivery of any USAM Notes and Senior Notes shall be effected, and that risk of loss and title thereto shall pass, only upon delivery of such USAM Notes and Senior Notes to the Exchange Agent in accordance with the terms and conditions of such letter of transmittal. Such letter of transmittal shall be in such form and have such other provisions as Debtors may reasonably require. It shall be a condition to receipt of any distribution that the Holder of USAM Notes and Senior Notes surrender or be deemed to have surrendered, in accordance with Section VII.B.3(c), the Old Notes. The Holders of Bank Notes shall not be required to exchange Bank Notes to receive their distributions under the Plan.

                  (c) Lost or Stolen Notes. In addition to any requirements under the Old Notes Indentures, or any related agreement, in the event any Old Notes shall have been lost, stolen or destroyed, then upon the delivery to the Exchange Agent of an affidavit attesting to the fact by the Holder of the Old Notes Claim relating to such note, and the posting by such Holder of a bond or the giving by such Holder of an indemnity as may be reasonably required by the Reorganized Debtors as indemnity against any claim that may be made against either of them with respect to such note, the Exchange Agent shall distribute the New Senior Secured Notes, New Subordinated Secured Notes, and the shares of the New Common Stock, and any interest payments or dividends and other distributions with respect thereto, issuable or payable in exchange for such lost, stolen or destroyed note pursuant to the provisions of the Plan. Upon compliance with this Article VII.B.3(c) by a Holder of an Allowed Claim evidenced by an Old Note or such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note.

                  (d) Failure to Surrender Canceled Notes. Any Holder of an Old Notes Claim that fails to surrender or is deemed to have failed to surrender any applicable Old Notes required to be delivered hereunder, or fails to comply with the provisions of Article VII.B.3(c) hereof, shall (i) within 180 days after the Effective Date, be entitled to look only to the Reorganized Debtors for their distributions under the Plan, or (ii) within one
(1) year after the Effective Date, have its Claim for a distribution pursuant to the Plan on account of such an Old Note discharged and be forever barred from asserting any such Claim against the Reorganized Debtors or their property. In the event a claim for a distribution pursuant to the Plan on account of such Old
Note is discharged, such distribution shall vest in the Reorganized Debtors in accordance with Article VII.C.4 of the Plan.

                  (e) Distribution Record Date. As of the close of business on the Distribution Record Date, the respective transfer books and records for the Bank Notes and Old Notes as maintained by the Administrative Agent or pertinent Indenture Trustee (in the case of the Old Notes), or their respective agents, shall be closed and any transfer of Bank Notes and Old Notes or any interest therein shall be prohibited. The Reorganized Debtors, the Exchange Agent and their respective agents shall have no obligation to recognize the transfer of any Bank Notes and Old Notes occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

                  (f) Unregistered Transfers. In the event of a transfer of ownership of a Bank Note or an Old Note that is not registered in the respective transfer books and records of the Administrative Agent or pertinent Indenture Trustee, the property to be distributed to the Holder of the Bank Claim or Old Notes Claim with respect to such Claim shall be delivered to the Holder of record on the Distribution Record Date unless the transferee of such Holder delivers an executed letter of transmittal to the Exchange Agent, in form satisfactory to the Exchange Agent, accompanied by such documents as are required to evidence and effect such transfer and to evidence that all applicable transfer taxes have been paid.

                  (g) New Senior Secured Notes, New Subordinated Secured Notes or New Common Stock Issued in Different Name. If any New Senior Secured Notes, New Subordinated Secured Notes or New Common Stock is to be issued or distributed in a name other than that in which the Old Note surrendered in exchange therefor is registered, it shall be a condition of such exchange that
(i) the Old Note so surrendered shall be transferable, and shall be properly assigned and endorsed, (ii) such transfer shall otherwise be proper and (iii) the Holder requesting such transfer shall pay all transfer or other taxes payable by reason of the foregoing and establish to the satisfaction of the Exchange Agent that such taxes have been paid.

                  (h) Distributions With Respect to Unexchanged Notes. Whenever a payment is due with respect to the New Senior Secured Notes or New Subordinated Secured Notes or a dividend or other distribution is declared with respect to New Common Stock, and the payment date or the record date for such distribution, as applicable, is on or after the Effective Date, such payment or declaration shall be made to the person to whom the New Senior Secured Notes, New Subordinated Secured Notes and New Common Stock as applicable, is issuable and shall include dividends or other distributions with respect to all shares of New Common Stock, issuable or distributable pursuant to the Plan. No payments or dividends or other distributions with respect to New Secured Notes and New Common Stock, as applicable, shall be paid to any holder of any unsurrendered Old Note until the same is surrendered for exchange in accordance with the provisions of this Article VII.B. Subject to applicable law, following the surrender of any Old Note, there shall be issued or distributed to the Holder of such Old Note, the New Senior Secured Notes, New Subordinated Secured Notes and certificates representing shares of New Common Stock issued or distributed in exchange therefor, together with the dividends or other distributions payable with respect to such shares of New Common Stock. For purposes of dividends or other distributions with respect to shares of New Common Stock, all such shares to be issued or distributed pursuant to the Plan shall be deemed issued and distributed as of the Effective Date.

                  (i) Voting With Respect to Unexchanged Notes. Subject to the provisions of Article VII.B.3 (d) hereof, at any meeting of stockholders of New Common Stock with a record date on or after the Effective Date, registered Holders of unsurrendered Old Notes shall be entitled to vote the number of shares of New Common Stock represented by such Bank Notes and Old Notes, regardless of whether such Holders have exchanged their Old Notes; provided, that any such vote shall be at the times, upon the conditions, and in the manner prescribed by the certificate of incorporation and by-laws of AWI.

                  (j) Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

                  (k) Minimum Distributions. No payment of Cash less than $25 shall be made by the Debtors or Reorganized Debtors to any Holder of a Claim unless either a request therefor is made in writing to the Debtors or Reorganized Debtors, as applicable, by the Holder of such Claim or the Debtors or Reorganized Debtors so determine to make such payment in their sole and absolute discretion.

                  (l) Fractional Shares. No fractional shares of New Common Stock, or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Equity Interest would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Article VII.B.3(1).

                  (m) Fractional Notes. No fractional New Senior Secured Notes and/or New Subordinated Secured Notes, or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of New Senior Secured Notes and/or New Subordinated Secured Notes that is not in a denomination of $1,000, the actual distribution of New Senior Secured Notes and/or New Subordinated Secured Notes shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher $1,000 denomination; and
(ii) fractions of less than 1/2 shall be rounded to the next lower $1,000 denomination. The total amount of New Senior Secured Notes and/or New Subordinated Secured Notes to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Article VII.B.3(m).

                  (n) Tort Claims. All Tort Claims are Disputed Claims. Any Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date, or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Article VII.B.3(n) and applicable nonbankruptcy law that has become a Final Order or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be deemed an Allowed Unsecured Claim or the Debtor responsible therefor in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this Article VII.B.3(n) shall impair the Debtors' right to seek estimation of any and all Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, in connection with or arising out of any Tort Claim.

                  (o) Distributions to Holders of Unsecured Claims. All distributions of New Common Stock provided for in the Plan on account of Allowed Unsecured Claims other than distributions made on account of Bank Unsecured Claims, USAM Unsecured Note Claims and Senior Note Claims shall be made by AWI by the issuance to the Exchange Agent of the number of shares of New Common Stock distributable to holders of Unsecured Claims other than Bank Unsecured Claims, USAM Unsecured Note Claims and Senior Note Claims. The Exchange Agent shall distribute the New Common Stock to the Holders of Allowed Unsecured Claims. No distribution shall be made unless and until the Unsecured Claim becomes an Allowed Claim.

         4. Disputed Claim Reserve and Distribution Thereof

         On the Effective Date, the Debtors shall reserve from distribution a number of shares of New Common Stock equal to the number of shares of New Common Stock that would be distributed to Holders of Disputed AWCI Class 5 Claims and Disputed AWHI Class 5 Claims if such Claims were Allowed Claims (the "Reserved Shares"). The Reserved Shares will be distributed to the Holders of Disputed Claims to the extent such Claims become Allowed Claims in accordance with the provisions of Article VII.C.3 and to the extent such Disputed Claims are

Allowed for an amount less than the amount for which New Common Stock was reserved, to the other Holders of Allowed AWCI Class 5 Claims and Allowed AWHI Class 5 Claims at the times provided for in Article VII C.3.

C.       Undeliverable and Unclaimed Distributions

         1. Delivery of Distributions

         All property under the Plan to be distributed by mail shall be sent to the latest mailing address Filed with the Bankruptcy Court for the party entitled thereto, or, if no such mailing address has been so Filed, the mailing address reflected in the Debtors' books and records. In the case of the Holders of Allowed Old Notes Claims, cash distributions under the Plan shall be sent to the pertinent Indenture Trustee. Cash distributions on account of Allowed Old Notes Claims shall be deemed complete upon delivery of such distributions to the respective Indenture Trustee.

         2. Undeliverable Distributions

         If any distribution to the Holder of an Allowed Claim is returned as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then-current address. Undeliverable distributions made by the Reorganized Debtors or the Exchange Agent shall be returned to the Reorganized Debtors and shall remain in the possession of the Reorganized Debtors pursuant to this
Article VII.C. until such time as a distribution becomes deliverable. The Reorganized Debtors shall have no obligation to attempt to locate any Holder with regard to whom a distribution has been returned as undeliverable, forwarding time expired or similar indication. Undeliverable distributions shall not be entitled to any interest, dividends or other accruals of any kind.

         3. Distributions After the Effective Date

         Except with respect to distributions of Distributable Avoidance Action Proceeds, within 20 days after the end of each six-month anniversary following the Effective Date, the Reorganized Debtors shall make all distributions, as provided herein or in the Confirmation Order, that become deliverable during the preceding six months, including payments to (a) Holders of Allowed Claims who become entitled to additional distributions as a result of the disallowance or reduction of a Disputed Claim, and (b) Holders of Disputed Claims that become Allowed Claims, provided however, if less than 10,000 shares of New Common Stock are available for distribution, the Reorganized Debtors shall not be required to make a subsequent distribution unless such distribution will be the final distribution.

         4. Failure to Claim Undeliverable Distributions

         The Reorganized Debtors shall File with the Bankruptcy Court, on each anniversary following the Effective Date and prior to the time the Chapter 11 Cases are closed, a listing of the Holders of unclaimed distributions. This list shall be maintained until the entry of an order and/or Final Decree concluding the Chapter 11 Cases. Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution within one year after the Effective Date for distributions made on or about the Effective Date and with respect to distributions to be made under Article VII.C.3, one year after the date of such a subsequent distribution, shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtor or its property. In such cases:
(i) any Cash held for distribution on account of such Claims shall be property of the Reorganized Debtors, free of any restrictions thereon; and (ii) any New Senior Secured Notes, New Subordinated Secured Notes, New Common Stock held for distribution on account of such Claims or Interests shall be canceled and of no further force or effect. Nothing contained in the Plan or Confirmation Order shall require the Reorganized Debtors, the Administrative Agent Bank, the Exchange Agent, the Indenture Trustees or the disbursing agents to attempt to locate any Holder of an Allowed Claim or Allowed Interest.

D.       Compliance with Tax Requirements

         In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any other, provision of this Plan, each Person or Entity that has received any distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and tax obligations, on account of such distribution.

E. Compensation and Reimbursement to Exchange Agent and Information Agent for Services Related to Balloting and Distributions

         The Exchange Agent and the Information Agent providing services related to distributions pursuant to the Plan shall receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with the Reorganized Debtors.

F.       Setoffs

         Except with respect to Bank Secured Claims and USAM Secured Note Claims, the Reorganized Debtors may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder.

                                  ARTICLE VIII

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.       Prosecution of Objections to Claims and Interests

         Except as to applications for allowance of compensation and reimbursement of expenses under Sections 328, 330 and 503 of the Bankruptcy Code, the Reorganized Debtors shall on and after the Effective Date have the exclusive authority to object, settle, compromise, withdraw, assign or litigate to judgment any and all Claims and objections to Claims including Administrative Expense Claims. All objections to Claims must be filed by the Objection Deadline.

B.       Estimation of Claims

         The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to
Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanisms approved by the Bankruptcy Court.

C.       Payments and Distributions on Disputed Claims

         Notwithstanding any provision in the Plan or Confirmation Order to the contrary, except as otherwise agreed to by the Reorganized Debtors in their sole discretion, or as otherwise ordered by the Bankruptcy Court, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. After a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim shall receive all payments and distributions to which such Holder is then entitled in accordance with Article VII.C.3 of the Plan. Notwithstanding the foregoing, any Person who holds both an Allowed Claim(s) and a Disputed Claim(s) shall receive the appropriate payment or distribution on the Allowed Claim(s), although, except as otherwise agreed by the Reorganized Debtors in its sole discretion, no payment or distribution shall be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

                                   ARTICLE IX

        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.       Condition to Confirmation

         The Plan shall not be confirmed by the Bankruptcy Court unless the following conditions have been satisfied or waived pursuant to Article IX.C of the Plan: (a) Debtor shall have received from the Collateral Agent and the USAM Trustees an irrevocable direction that the New AWCI Common Stock, the New PNCH Common Stock and the New PNSMR Common Stock shall be issued on the Effective Date to AWI; (b) all exhibits and schedules to the Plan, including those contained in the Plan Supplement, shall be in form and substance reasonably acceptable to the Steering Committee; (c) the Holders of Bank Secured Claims shall have voted to accept the Plan by the requisite statutory majorities provided in Section 1126(c) of the Bankruptcy Code; (d) no material adverse change in the business, assets, operations, property, condition (financial or otherwise) of the Debtors (taken as a whole) shall have occurred since the date the Disclosure Statement was approved; and (e) the amount for which AWHI Class 5 Claims, other than Bank Unsecured Claims and USAM Unsecured Note Claims, are likely to be Allowed, shall not exceed $120 million in the reasonable estimate of the Debtors and the Steering Committee.

B.       Conditions to Effective Date

         The following are conditions to the Effective Date that may be satisfied or waived in accordance with Article IX.C below:

         1. At least 10 days have elapsed since the Confirmation Date and the Confirmation Order shall have become a Final Confirmation Order.

         2. All Telecommunication Authorizations, and other authorizations, consents, regulatory approvals, rulings, letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan, have been obtained and are in full force and effect and shall be reasonably satisfactory to the Administrative Agent.

         3. All actions, documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, shall have been effected or executed to the reasonable satisfaction of the Administrative Agent.

         4. If the New Common Stock has not been accepted for listing on a nationally recognized market or exchange or OTC Bulletin Board, AWI shall have used reasonable efforts to have the New Common Stock listed on a nationally recognized market or exchange or OTC Bulletin Board.

C.       Waiver of Conditions

         The Debtors may waive with the written consent of the Steering Committee any of the conditions set forth in this Article IX without leave or order of the Bankruptcy Court and without any formal action.

D.       Effect of Failure of Conditions.

         In the event that one or more of the conditions specified in Article IX.B of the Plan have not occurred on or before 60 days after the Confirmation Date or have not been waived pursuant to Article IX.C. hereof, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

E.       Effect of Vacation of Confirmation Order

         If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgement, offer or undertaking by the Debtors in any respect.

                                   ARTICLE X

                   RELEASE, INJUNCTION AND RELATED PROVISIONS

A.       Releases of D&O Releasees

         In consideration of the efforts expended and to be expended by the individual members of the Debtors' officers and directors in conjunction with the Debtors' operational and financial restructuring during the Chapter 11 Cases, on the Effective Date, the Debtors and the Reorganized Debtors automatically shall release and shall be deemed to release the D&O Releasees from any and all Claims, obligations, rights, suits damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their estates would have been legally entitled to assert in their own right or on behalf of the Holder of any Claim or Interest or other Person, based in whole or in part upon any actions, conduct or omissions occurring prior to the Effective Date and including any actions, conduct or omissions occurring in connection with the Chapter 11 Cases. The Confirmation Order shall constitute an order approving the compromise, settlement and release of any and all such claims pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code.

B.       Release of Lender Releasees

         As of the Effective Date, the Debtors, on behalf of themselves and all of their successors and assigns, and each of the Debtors' estates (collectively, including the Debtors and their estates, the "Releasing Parties") will be deemed to have forever released, waived and discharged each of the Lender Releasees from all claims (as such term is defined in Section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise (collectively, "Claims"), that are based in whole in part on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date in any way relating to the Chapter 11 Cases, the Plan, the Credit Agreement or any document related thereto, the DIP Facility or any document or agreement related thereto, the Bank Claims, or any Bank's or DIP Lender's loan relationship relating to the Credit Agreement or DIP Facility, as the case may be, with the Debtors, which any Releasing Party has, had or may have against a Lender Releasee. Such release will be effective notwithstanding that any Releasing Party or other person or entity may hereafter discover facts in addition to, or different from, those which that party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and the Releasing Parties are hereby expressly deemed to have waived any and all rights that they may have under any statute or common law principle which would limit the effect of the foregoing release, waiver, and discharge to those Claims actually known or suspected to exist on the Effective Date.

C.       Exculpation

         The Debtors and the Reorganized Debtors and their respective officers, directors, employees, attorneys, accountants and agents, the Lender Releasees and the D&O Releasees shall neither have nor incur any liability to any Person for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other act taken or omitted to be taken in connection with the Debtor's Chapter 11 Cases; provided that the foregoing provisions of this Article X.C shall have no effect on the liability of any Person that results from any act or omission that is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct.

D.       Discharge of Debtors

         Except as otherwise provided herein or in the Confirmation Order, (1) the rights afforded in the Plan and the treatment of all Claims and Interests herein, shall be in exchange for and in complete satisfaction, settlement, discharge and release of all Claims and Interests of any nature whatsoever, known or unknown that arose prior to the Effective Date, (2) on the Effective Date, all such Claims against, or Interests in, the Debtors and the Reorganized Debtors shall be satisfied, discharged, and released in full, and (3) all Persons shall be precluded from asserting against the Debtors, the Reorganized Debtors or any of their successors or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date. Except as provided in the Plan or the Confirmation Order, confirmation will, as of the Effective Date, discharge the Debtors from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not a proof of claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, a Claim based on such debt is Allowed pursuant to Section 502 of the Bankruptcy Code or the holder of a Claim based on such debt has accepted the Plan and satisfy or terminate all Interests and other rights of equity security holder in the Debtors.

E.       Injunction

         Except as otherwise expressly provided in the Plan or Confirmation Order, from and after the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from:
(i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, Cause of Action or other proceeding of any kind (including, without limitation, in any judicial, arbitration, administrative or other forum) against or affecting the Reorganized Debtors or the Estates on account of or respecting any Claim, Interest, obligation, debt, right, Cause of Action, remedy or liability discharged, released or to be released pursuant to this Article X; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order in respect of any Claim against the Reorganized Debtors or the Estates on account of or respecting any Claim, obligation, debt, right, Cause of Action, remedy or liability discharged, released or to be released pursuant to this Article X; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind in respect of any Claim against the Reorganized Debtors or the Estates on account of or respecting any Claim, obligation, debt, right, Cause of Action, remedy, or liability discharged, released or to be released pursuant to this
Article X; (iv) asserting, directly or indirectly, any setoff, right of subrogation or recoupment right of any kind in respect of any Claim against any debt, liability or obligation due to the Reorganized Debtors or the Estates on account of or respecting any Claim, obligation, debt, right, Cause of Action, remedy or liability discharged, released or to be released pursuant to this
Article X; or (v) commencing or continuing any action or proceeding in any manner or in any place whatsoever that does not conform to or comply with the provisions of this Plan.

F.       Term of Injunctions and Stays

         Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

G.       Preservation of Rights of Action

         Except as otherwise provided in the Plan, Confirmation Order or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may exclusively prosecute and enforce any Cause of Action or rights to payment of claims that the Debtors, Reorganized Debtors or their respective Estates may hold against any Person. The Reorganized Debtors shall retain and may prosecute and enforce all defenses, counterclaims and rights against all Claims and Interests asserted against the Debtors, the Reorganized Debtors or their respective Estates.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

A.       Jurisdiction

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising under, or arising in or relating to these Chapter 11 Cases or this Plan to the fullest extent legally permissible by 28 U.S.C. Section 1334 to hear, and by 28 U.S.C. Section 157 to determine, all proceedings in respect thereof, including, without limitation, jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim or Priority Tax Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

         2. Grant or deny any application for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan;

         3. Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

         4. Ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Article VII or Article VIII hereof;

         5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

         6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         7. Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

         8. Permit the Debtors or the Reorganized Debtors to modify the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement or the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

         9. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation, implementation or enforcement of the Plan or the Confirmation Order;

         10. Resolve any cases, controversies, suits or disputes with respect to the discharges, releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         11. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, revised, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

         12. Determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under Section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Petition Date, through and including the Effective Date;

         13. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; and

         14. Enter an order and/or Final Decree concluding the Chapter 11 Cases.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

A.       Dissolution of Committee(s)

         On the Effective Date, the Committee(s) shall dissolve and its members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

B.       Payment of Statutory Fees

         All fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid by the Estates on or before the Effective Date or from the Reorganized Debtors when otherwise due and owing.

C.       Modification of Plan

         Subject to the limitations contained herein, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Reorganized Debtors may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with
Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, provided however, that the Debtors may make a material amendment of or modification to the Plan only with the approval of the Steering Committee, which approval may not be unreasonably withheld or delayed.

D.       Revocation of Plan

         The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw the Plan.

E.       Plan Controls

         To extent there is an inconsistency or ambiguity between any term or provision contained in the Disclosure Statement and the terms and provisions of the Plan, the Plan shall control.

F.       Successors and Assigns

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person.

G.       Reservation of Rights

         Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained in this Plan or the Disclosure Statement, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

H.       Section 1146 Exemption

         Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the Exit Facility and the collateral therefor, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective

Date, including, without limitation, the sales, if any, by the Debtors of owned property or assets pursuant to Section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtors of unexpired leases of non-residential real property pursuant to Section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax.

I.       Further Assurances

         The Debtors, the Reorganized Debtors and all Holders of Claims or Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

J.       Severability

         Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan so long as such determination does not affect any material term or benefit of this Plan.

K.       Governing Law

         Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts without giving effect to conflict of law principles.

L.       Service of Documents

         Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors or the Reorganized Debtors shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, (c) national overnight courier, freight prepaid or (d) fax, addressed as follows:

Arch Wireless, Inc.
1800 West Park Drive
Suite 250
Westborough, MA 01581-3912
Attn: Chairman and Chief Executive Officer
Fax: (508) 870-6076

and

Arch Wireless, Inc.
1800 West Park Drive
Suite 250
Westborough, MA 01581-3912
Attn: Patricia A. Gray, Esq.
Fax: (508) 870-8089
with a copy to:

Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: Mark N. Polebaum, Esq.
Fax: (617) 526-5000

Nixon Peabody LLP
101 Federal Street
Boston, MA 02110
Attn: John V. Snellings, Esq.
Fax: (617) 345-1300

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn: Lori R. Fife, Esq.
Fax: (212) 310-8007

Cadwalader, Wickersham & Taft
100 Marden Lane
New York, NY 10038
Attn: Bruce R. Zirinsky, Esq.
Fax: (212) 504-5545

M.       Post-Effective Date Fees and Expenses.

         From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

N.       Plan Supplement.

         Forms of the Reorganized Debtors' Restated Certificates of Incorporation and Restated ByLaws, Registration Rights Agreement, Exit Facility, New Senior Secured Notes Indenture, New Senior Secured Notes, New Subordinated Secured Notes Indenture, New Subordinated Secured Notes, related collateral documents, Schedule C (rejected executory contracts) and Schedule C-1 (rejected unexpired leases) and Management Stock Plan agreed to by the Debtors and the Steering Committee shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the last day upon which holders of Claims may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XII.L of the Plan. The Debtors and the Steering Committee shall agree to the forms of the agreements and other documents not included in the Plan Supplement as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. To the extent any such agreements and documents are not included in the Plan Supplement, they shall be Filed with the Bankruptcy Court prior to the hearing on confirmation of the Plan.

O.       Sections 1125 and 1126 of the Bankruptcy Code.

         As of and subject to the occurrence of the Confirmation Date, (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation Section 1125(a) of the Bankruptcy Code, and any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors, the Banks and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

P.       Allocation of Plan Distributions.

         All distributions in respect of Claims will be allocated first to the original principal amount of such Claims (as determined for federal income tax purposes), and any excess to the remaining portion of such Claims.

Q.       Request for Expedited Determination of Taxes.

         The Reorganized Debtors shall have the right to request an expedited determination under Section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

Dated:   March 8, 2002

                                    ARCH WIRELESS, INC.
                                    ARCH WIRELESS COMMUNICATIONS, INC.
                                    ARCH WIRELESS HOLDINGS, INC.
                                    PAGING NETWORK, INC.
                                    PAGENET SMR SUB, INC.
                                    PAGING NETWORK CANADIAN HOLDINGS, INC.
                                    PAGENET, INC.
                                    PAGING NETWORK FINANCING CORP.
                                    PAGING NETWORK OF AMERICA, INC.
                                    PAGING NETWORK OF COLORADO, INC.
                                    PAGING NETWORK OF MICHIGAN, INC.
                                    PAGING NETWORK OF NORTHERN CALIFORNIA, INC.
                                    PAGING NETWORK OF SAN FRANCISCO, INC.
                                    PAGING NETWORK INTERNATIONAL, INC.
                                    ARCHTEL, INC.
                                    ARCH COMMUNICATIONS ENTERPRISES LLC
                                    ARCH CONNECTICUT VALLEY, INC.
                                    BENBOW INVESTMENTS, INC.
                                    MOBILEMEDIA COMMUNICATIONS, INC.
                                    MOBILE COMMUNICATIONS CORPORATION OF AMERICA
                                    MOBILMEDIA LICENSE CO. LLC

                                    Debtors and Debtors In Possession

                                    By: /s/ J. Roy Pottle
                                        ----------------------------------------
                                        Name:   J. Roy Pottle
                                        Title:  Executive Vice President and
                                                Chief Financial Officer